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                                                                     EXHIBIT 5.1


November 8, 2001



Board of Directors
AmerUs Group Co.
699 Walnut Street
Des Moines, Iowa 50309-3948

RE:  Registration Statement on Form S-3 (No. 333-50249)

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of AmerUs Group Co. (the "Corporation"). At your request, I have examined, or caused to be examined, the Registration Statement on Form S-3 and any post-effective amendments thereto, including the form of Post-Effective Amendment No. 3 thereto (the "Registration Statement"), originally filed by AmerUs Life Holdings, Inc., predecessor to the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to (i) debt securities which may be unsecured senior debt securities (the "Senior Indebtedness"), or unsecured subordinated debt securities (the "Junior Subordinated Debt") (ii) shares of preferred stock, no par value (the "Preferred Stock"), (iii) shares of common stock, no par value (the "Common Stock"), (iv) purchase contracts relating to the purchase and sale of Common Stock ("Purchase Contracts"), (v) units, each representing ownership of a Purchase Contract and Capital Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase Common Stock under the Purchase Contracts (the "Units") and (vi) warrants to purchase Senior Indebtedness, Junior Subordinated Debt, Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Corporation at the time of the offering (the "Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Registration Statement also relates to the guarantees by the Corporation (each a "Guarantee") of capital securities of AmerUs Capital II and AmerUs Capital III (the "Capital Securities") pursuant to guarantee agreements to be entered into by the Corporation (the "Guarantee Agreements"). Unless otherwise specified in the applicable prospectus supplement, the Senior Indebtedness will be issued under the Senior Indenture (the "Senior Indenture") between the Corporation and the Trustee named therein in the form filed as an exhibit to the Registration Statement and the Junior Subordinated Debt will be issued under a Subordinated Indenture (the "Subordinated Indenture") between the Corporation and the Trustee named therein in the form filed as an exhibit to the Registration Statement.


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Board of Directors
November 8, 2001
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     In rendering this opinion, I, or attorneys under my supervision, have examined and relied upon a copy of the Registration Statement. I have also examined or caused to be examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

     1. With respect to any series of Senior Indebtedness, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture, (including any necessary supplemental indenture), shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement with respect to such series of Senior Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board of Directors or a duly authorized committee thereof (the "Corporation's Board") shall have duly adopted final resolutions fixing the terms and authorizing the issuance and sale of such series of Senior Indebtedness and related matters; (iv) the terms of such series of Senior Indebtedness and of its issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws, result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (v) such series of Senior Indebtedness shall have been duly executed and authenticated as provided in the Senior Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (vi) consents required, if any, pursuant to the Company's credit facilities ("Bank Consents") shall have been obtained, each such series of Senior Indebtedness will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).


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Board of Directors
November 8, 2001
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     2. With respect to any series of Junior Subordinated Debt when (i) the
Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture, (including any necessary supplemental indenture), shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement with respect to such series of Junior Subordinated Debt shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board shall have duly adopted final resolutions fixing the terms and authorizing the issuance and sale of such series of Junior Subordinated Debt and related matters; (iv) the terms of such series of Junior Subordinated Debt and of its issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (v) such series of Junior Subordinated Debt shall have been duly executed and authenticated as provided in the Subordinated Indenture and shall have been delivered to purchasers thereof against payment of the agreed consideration therefor; and
(vi) required Bank Consents, if any, shall have been obtained, each series of Junior Subordinated Debt will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

     3. With respect to any series of Preferred Stock, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Corporation's Board shall have duly adopted resolutions specifying the terms and conditions of such series of Preferred Stock and authorizing its issuance and sale; (iv) the Corporation shall have filed with the Iowa Secretary of State articles of amendment with respect to such series of Preferred Stock; (v) the terms of such series of Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation's Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (vi) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed


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Board of Directors
November 8, 2001
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consideration therefor, such series of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

     4. With respect to Common Stock, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder;
(iii) the Corporation's Board shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock; (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Corporation's Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (v) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     5. With respect to Purchase Contracts when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder;
(iii) the Corporation's Board shall have adopted final resolutions authorizing the issuance and sale of the Common Stock which is the subject of the Purchase Contracts and the terms of the Purchase Contracts; (iv) the terms of the issuance and sale of the Purchase Contracts have been duly established in conformity with the Corporation's Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (v) the Purchase Contracts have been duly executed and delivered and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement thereto, the Purchase Contracts (whether issued separately or as part of a Unit consisting of a Capital Security and a Purchase Contract) will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).


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Board of Directors
November 8, 2001
Page 5


     6. With respect to the Units, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Units shall have been filed with the Commission in compliance with the Securities Act and rules and regulations thereunder; (iii) the Corporation's Board shall have taken all necessary corporate action to fix and determine the terms of the Units and the related Purchase Contracts; (iv) the terms of the Units and the related Purchase Contracts and of their issuance and sale shall have been duly established in conformity with the related Purchase Contract Agreement (the "Purchase Contract Agreement") so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (v) the related Purchase Contract Agreement has been duly executed and delivered; and (vi) the Units and the related Purchase Contracts have been duly executed and authenticated in accordance with the terms thereof and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the issuance and sale of the Units will have been duly authorized, and the Units will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

     7. With respect to Warrants, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (iv) the Corporation's Board shall have adopted final resolutions authorizing the issuance and sale of the Warrants; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Corporation; (vi) if such Warrants are to purchase Senior Indebtedness or Junior Subordinated Debt, such series of Senior Indebtedness or Junior Subordinated Debt, as the case may be, shall have been duly executed and authenticated as provided in the Senior Indenture or the Subordinated Indenture, respectively, shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor and required Bank Consents, if any, shall have been obtained, and (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and


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Board of Directors
November 8, 2001
Page 6


issued and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will be validly issued and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

     8. With respect to the Guarantee, when (i) the Registration Statement, as finally amended (including any necessary post-effect amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Guarantee shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder;
(iii) the terms of such Guarantee have been duly established by the Corporation's Board and in accordance with the Declaration of the applicable Trust; (iv) such Guarantee and the related Guarantee Agreement have been duly executed and delivered by the Corporation and the guarantee trustee; (v) the Declaration of the applicable Trust has been duly executed and delivered by the parties thereto; (vi) the Capital Securities have been issued and executed in accordance with the applicable Declaration and paid for in the manner contemplated in the Registration Statement or any amendment or prospectus supplement relating thereto; (vii) the terms of the Guarantee and of its issuance and sale have been duly established in conformity with the applicable Guarantee Agreement so as not to violate any applicable law, the Corporation's Certificate of Incorporation and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (viii) required Bank Consents, if any, shall have been obtained, such Guarantee will be a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).


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Board of Directors
November 8, 2001
Page 7



     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, I express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion is limited to the laws of the State of Iowa and of the United States of America to the extent applicable. If any of the securities included in the Registration Statement are governed by the laws of a state other than Iowa, I have assumed for purposes of this opinion that the laws of such other state are the same as those of the State of Iowa.

     I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to all references to me in the Registration Statement, the prospectus included therein and in any prospectus supplement relating to the securities referenced herein. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of facts stated or assumed herein or any subsequent changes in applicable law.

                                            Very truly yours,

                                            /s/ Joseph K. Haggerty

                                            Joseph K. Haggerty
                                            Senior Vice President and
                                            General Counsel